                                                                   EXHIBIT  10.1


                         CORPORATEFAMILY SOLUTIONS, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I
                                  INTRODUCTION

         1.1      ESTABLISHMENT OF PLAN.

         CorporateFamily Solutions, Inc., a Tennessee corporation (the "Company") with principal offices located in Nashville, Tennessee, adopts the following employee stock purchase plan for its eligible employees, effective on January 1, 1998 (unless a different date is hereafter determined by the Board of Directors). This Plan shall be known as the 1997 Employee Stock Purchase Plan.

         1.2      PURPOSE.

         The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders of the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

         1.3      QUALIFICATION.

         This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code.

         1.4      RULE 16B-3 COMPLIANCE.

         This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.


                                   ARTICLE II
                                   DEFINITIONS

         As used herein, the following words and phrases shall have the meanings specified below:

         2.1 Board of Directors. The Board of Directors of CorporateFamily Solutions, Inc.

         2.2 Closing Market Price. The last sale price of the Stock as reported in the Nasdaq National Market System (or other over-the-counter market or an exchange, if applicable) on the date specified; or if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day; but if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on Nasdaq's National Market System (or other over-the-counter market or an exchange), the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

         2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

         2.4 Commencement Date.  The first day of each Option period.

         2.5 Contribution Account. As set forth in Article V, the account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution.

         2.6 Effective Date. January 1, 1998, or such other date as may be established by the Board of Directors.

         2.7 Employee.  Each employee of an Employer except:

             (i) any employee whose customary employment is twenty (20) hours per week or less, or

             (ii) any employee whose customary employment is for not more than five months in any calendar year.

         2.8 Employer. The Company and any corporation which is a Subsidiary of the Company (except for a Subsidiary which by resolution of the Board of Directors is expressly not authorized to become a participating Employer). The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

         2.9 Exercise Date. The last trading date of each Option Period on the Nasdaq National Market System.

         2.10 Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

         2.11 Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, warrants or other convertible securities, as well as stock attributed to the Employee from members of his family or otherwise under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options, warrants or other convertible securities shall not be counted in the total of outstanding shares in the denominator.

         2.12 Grant Date. The first trading date of each Option Period on the Nasdaq National Market System (or other over-the-counter market or an exchange, if applicable).

         2.13 Nasdaq. The National Association of Securities Dealers Automated Quotation System.

         2.14 Option Period. Periods of six (6) months as follows: (i) January 1 through June 30 and (ii) July 1 through December 31. The First Option Period shall commence on the Effective Date and end on the following June 30 or December 31, whichever occurs first.

         2.15 Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

         2.16 Plan. CorporateFamily Solutions, Inc. 1997 Employee Stock Purchase Plan.

         2.17 Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

         2.18 Stock. Those shares of common stock, no par value per share, of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

         2.19 Subsidiary. Any corporation in an unbroken chain of corporations beginning with the Company each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE III
                              SHAREHOLDER APPROVAL

         3.1      SHAREHOLDER APPROVAL REQUIRED.

         Without the approval of the shareholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must comply with applicable provisions of the corporate charter and bylaws of the Company and with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.


                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

         4.1      CONDITIONS.

         Each Employee shall become eligible to become a Participant for each Option Period on its Commencement Date if such Employee has been employed by the Employer for a continuous period of at least one year prior to the Commencement Date. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

         4.2      APPLICATION FOR PARTICIPATION.

         Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, Employee shall complete such form and file it with Employer no later than ten (10) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does not elect to participate in any given Option Period, such Employee may elect to participate on any future Commencement Date so long as such Employee continues to meet the eligibility requirements.

         4.3      DATE OF PARTICIPATION.

         All Employees who elect to participate shall be enrolled in the Plan commencing with the first paydate after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

         4.4      ACQUISITION OR CREATION OF SUBSIDIARY.

         If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. In the case of an acquisition, credit shall be given to Employees of the acquired Subsidiary for service with such corporation prior to the acquisition for purposes of satisfying the requirement of Section
4.1 of one year of continuous employment. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a date other than the first Commencement Date after the acquisition or creation, or (iii) attach any conditions whatsoever (including denial of credit for prior service) to eligibility of the employees of the acquired or newly created Subsidiary.


                                    ARTICLE V
                              CONTRIBUTION ACCOUNT

         5.1      EMPLOYEE CONTRIBUTIONS.

         The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant's compensation an after-tax amount in an exact number of dollars during each payroll period not less than ten dollars ($10.00) for a bi-weekly payroll period nor more than an amount which is fifteen percent (15%) of the Participant's base pay on the Commencement Date. The dollar amount deducted each payday shall be credited to the Participant's Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on a Commencement Date. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account.

         5.2      MODIFICATION OF CONTRIBUTION RATE.

         No change shall be permitted in a Participant's amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least ten (10) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time that Participant wishes to discontinue the Participant's contributions (except during the last 10 days of the Option Period). This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than thirty (30) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

         5.3      WITHDRAWAL OF CONTRIBUTIONS.

         A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the last 10 days of the Option Period). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

         5.4      LIMITATIONS ON CONTRIBUTIONS.

         During each Option Period the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant's base pay on the Commencement Date multiplied by the number of payroll periods during that Option Period. If a Participant's total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.


                                   ARTICLE VI
                        ISSUANCE AND EXERCISE OF OPTIONS

         6.1      RESERVED SHARES OF STOCK.

         The Company shall reserve one hundred thousand (100,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

         6.2      ISSUANCE OF OPTIONS.

         On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limit specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

         6.3      DETERMINATION OF EXERCISE PRICE.

         The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of

                  (i) eighty-five percent (85%) of the Closing Market Price of the Stock on the Exercise Date, or

                  (ii) eighty-five percent (85%) of the Closing Market Price of the Stock on the Grant Date.

         6.4      PURCHASE OF STOCK.

         On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contribution shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant's Contribution Account. Any money remaining in a Participant's Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Plan Year along with new contributions in the next Plan Year; provided, however, that if the Participant does not enroll for the next Plan Year, the balance remaining shall be returned to him in cash.

         6.5      TERMS OF OPTIONS.

         Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary.

         6.6      LIMITATIONS ON OPTIONS.

         In addition to the limitation on contributions provided in Section 5.4, the options granted hereunder are subject to the following limitations:

                  (a) No Participant shall be permitted to purchase during any calendar year Common Stock under this Plan (and any other plan of the Employer or Subsidiary which is qualified under Section 423 of the
         Code) having a market value in excess of $25,000 (as determined on the Grant Date for the Option Period during which each such share of Common Stock is purchased).

                  (b) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

                  (c) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant's lifetime only by the Participant.

         6.7      PRO-RATA REDUCTION OF OPTIONED STOCK.

         If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

         6.8      STATE SECURITIES LAWS.

         Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any state securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Stock.


                                   ARTICLE VII
                          TERMINATION OF PARTICIPATION

         7.1      TERMINATION OF EMPLOYMENT.

         Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant's Contribution Account shall be paid to such

Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

         7.2      DEATH.

         If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant's Contribution Account by notifying the Employer in writing at least ten (10) days prior to the last day of the Option Period during which the Participant died. In the event no election to withdraw is made in a timely manner, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section
6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

         7.3      RETIREMENT.

         If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing at least ten (10) days prior to the last day of the Option Period during which the Participant retired. In the event no election to withdraw is made in a timely manner, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

         7.4      DISABILITY.

         If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of "disability" in the Employer's long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing at least ten (10) days prior to the last day of the Option Period during which the Participant became disabled. In the event no election to withdraw is made in a timely manner, the balance accumulated in the disabled Participant's Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

                                  ARTICLE VIII
                               OWNERSHIP OF STOCK

         8.1      STOCK CERTIFICATES.

         Stock purchased through exercise of the options granted hereunder shall be uncertificated. However, certificates will be issued as soon as practical at the written request of the Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant's family, or to the Participant as custodian for the Participant's child under the applicable jurisdiction's Gift to Minors Act.

         8.2      PREMATURE SALE OF STOCK.

         If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan prior to two (2) years after the Grant Date of the option under which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

                                   ARTICLE IX
                          ADMINISTRATION AND AMENDMENT

         9.1      ADMINISTRATION.

         The Plan Administrator shall (i) administer the Plan and keep records of the Contribution Account balance of each Participant, (ii) interpret the Plan, and (iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

         9.2      AMENDMENT.

         The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant's Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.1 shall become effective until and unless such amendment is approved by the shareholders of the Company.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1     EXPENSES.

         The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

         10.2     NO CONTRACT OF EMPLOYMENT.

         Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

         10.3     ADJUSTMENT UPON CHANGES IN STOCK.

         The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

         10.4     EMPLOYER'S RIGHTS.

         The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         10.5     LIMIT ON LIABILITY.

         No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

         10.6     GENDER AND NUMBER.

         For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

         10.7     GOVERNING LAW.

         The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with
Section 423 of the Code and the Treasury regulations promulgated thereunder.

         10.8     HEADINGS.

         Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

         10.9     SEVERABILITY.

         If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

         IN WITNESS WHEREOF, the Employer has adopted this Plan effective on January 1, 1998 (or such other date as may be determined by the Board of Directors).



Date: __________, 1997                     CORPORATEFAMILY SOLUTIONS, INC.


                                           By:______________________________

                                           Title:___________________________